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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-64125, 333-30885 and 333-08707) on Form S-8 of the Profit Recovery Group International, Inc. of our report dated January 25, 1999 relating to the consolidated balance sheets of Financiere Alma, S.A. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, shareholders' equity, and cash flows for the year ended December 31, 1998 and the three months ended December 31, 1997, which report appears in the December 31, 1998 annual report on Form 10-K of The Profit Recovery Group International, Inc.



                                              ERNST & YOUNG ENTREPRENEURS
                                              Department d'E&Y Audit

Paris France
March 18, 1999
                                              Any Antola